Exhibit 10.3

FORM OF RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”) is made and entered into as of                 , 20    , by and between Southern States Bancshares, Inc., an Alabama corporation (the “Company”) and                  (the “Grantee”).

W I T N E S S E T H:

WHEREAS, pursuant to the terms of the Company’s 2007 Incentive Stock Compensation Plan as amended effective May 15, 2013 (the “Plan”), the Company may make awards of restricted stock; and

WHEREAS, the Company wishes to award Restricted Stock to Grantee;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations of the parties contained herein and in the Plan, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Award of Restricted Stock.

(a) Pursuant to the terms of the Plan, the Company hereby awards to the Grantee, effective as of the date hereof (the “Award Date”),                      shares of common stock, subject to the terms, conditions and restrictions described in this Agreement and in the Plan (the “Restricted Stock”). All capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Plan.

(b) Pursuant to Section 5.03 of the Plan, Grantee shall have the right no later than 30 days from the date of this Agreement to purchase from the Company an additional number of shares of common stock equal to the number of shares of Restricted Stock granted under Section 1(a) hereof, upon the terms and conditions set forth in Section 5.03 of the Plan.

2. Restrictions and Conditions. The Grantee hereby accepts the Award subject to all terms, provisions and restrictions of the Plan, including Section 5.02 of the Plan, and this Agreement.

3. Title to Restricted Stock; Vesting. Title to the shares of Restricted Stock subject to this Agreement shall vest in the Grantee, and the conditions and restrictions set forth in Section 2 shall lapse, in approximate equal amounts over five years commencing on the first anniversary of the date of this Agreement and each anniversary date thereafter. Dividends, if any, when paid, shall be paid on all shares of Restricted Stock notwithstanding the foregoing vesting requirement.

4. No Right to Continued Employment. Nothing contained in this Agreement shall confer upon Grantee any right with respect to continuance of employment by the Company.

5. Payment of Taxes. Grantee shall, no later than the date as of which the value of any portion of the Restricted Stock first becomes includable in the Grantee’s gross income for federal income tax purposes, pay to the Company, or make other arrangements satisfactory to the Company, regarding payment of, any federal, state or local income, FICA or other taxes of any kind required by law to be withheld with respect to the Restricted Stock. The obligations of the Company under this Agreement shall be conditioned on such payment or arrangements, and the Company and, where applicable, its affiliates shall, to the extent permitted by law, have the right to deduct such taxes from the payment of any kind otherwise due to the Grantee. However, notwithstanding the foregoing, the Company may, but shall not be obligated to, pay to Grantee an amount up to 100 percent of Grantee’s tax liability.

6. Grantee Bound By Plan. Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof, including the terms and provisions adopted after the award of the Restricted Stock but prior to the vesting thereof. The Grantee acknowledges that the Company may amend the Plan in the future to add Grantees or to change the percentages as to which Restricted Stock may be awarded in the future.

7. Counterparts. This Agreement may be executed in two counterparts each of which shall constitute one and the same instrument.

8. Governing Law. This Agreement shall be governed by the laws of the State of Alabama.

9. Amendment. This Agreement may not be amended except in writing, signed by the parties hereto.

10. Entire Agreement. This Agreement, together with the Plan, contains the entire agreement and understanding of the parties hereto with respect to the matters covered hereby.

11. Securities Law. The Grantee hereby acknowledges that the shares of Restricted Stock have not been issued pursuant to a registration statement under the Securities Act of 1933 or any applicable state law; that such shares may not be sold or transferred absent an applicable exemption from registration; and that the certificate representing such shares will bear a legend stating the foregoing restrictions substantially as follows:

The grant of shares represented by this certificate has not been registered under federal or state securities laws and the shares represented by such certificate may not be sold or otherwise transferred without registration under such laws or an exemption therefrom.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SOUTHERN STATES BANCSHARES, INC.

By:
Stephen W. Whatley
Chairman of the Board

Grantee

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